                                                                    Exhibit 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 to register 100,000 shares to the Key Employee Stock Bonus Plan dated October 12, 2000, of our report dated September 21, 2000 relating to the financial statements and financial statement schedule of Analogic Corporation, which appears in Analogic Corporation's Annual Report on Forms 10-K and 10-K/A for the year ended July 31, 2000.


                                          /s/ PricewaterhouseCoopers LLP

                                          PricewaterhouseCoopers LLP


Boston, Massachusetts
February 14, 2001